Exhibit 8.2

REEDER & SIMPSON P.C.

Attorneys-at-Law

RRE Commercial Center P.O. Box 601 Majuro, MH 96960, Marshall Islands Telephone: +30 210 429 3323 Fax: +692 625 3603 E-mail: dreeder@ntamar.net	Raymond E. Simpson 53-55 Akti Miaouli, 6th floor 185 36 Piraeus, Greece Telephone: +692 625 3602 Fax: +30 210 941 4790 E-mail: simpson@otenet.gr Mobile phone: +30 6945 465 173

                    , 2014

Navios Maritime Midstream Partners L.P.

Attn: Ms. Angeliki Frangou, Chairman and Chief Executive Officer

7 Avenue de Grande Bretagne, Office 11B2

Monte Carlo, MC 98000 Monaco

Re:	Navios Maritime Partners Midstream L.P. – Amendment No. 1 to Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands counsel to Navios Maritime Midstream Partners L.P., a Marshall Islands limited partnership (the “Partnership”), in connection with proposed initial public offering by the Partnership of its common units representing limited partner interests in the Partnership, pursuant to the Partnership’s registration statement on Form F-1 (such registration statement, any amendments or supplements thereto, including any post-effective amendments, the “Registration Statement”) .

In connection therewith, we reviewed the discussion (the “Discussion”) set forth under the caption “Non-United States Tax Considerations—Marshall Islands Tax Consequences” in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date hereof. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such Republic of the Marshall Islands tax matters (except for the representations and statements of fact of the Partnership, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Act or the Rules and Regulations.

Very truly yours,

/s/ Raymond E. Simpson

Reeder & Simpson, P.C.